Exhibit 99.1

Investor Relations Contact:

Michael Picariello, CommVault

732-728-5380

ir@commvault.com

CommVault Announces Fourth Quarter and Fiscal 2012 Financial Results

CommVault Reports Record Revenues

Quarterly Revenues of $114.0 million up 27% year over year

Annual Revenues of $406.6 million up 29% year over year

Fourth Quarter and Fiscal 2012 Highlights Include:

	Fourth Quarter	Fiscal 2012
GAAP Results:
Revenues	$114.0 million	$406.6 million
Income from Operations (EBIT)	$13.9 million	$49.3 million
EBIT Margin	12.2%	12.1%
Diluted Earnings Per Share	$0.21	$0.68
Cash Provided by Operations	$30.1 million	$100.0 million

Non-GAAP Results:
Income from Operations (EBIT)	$21.1 million	$73.7 million
EBIT Margin	18.5%	18.1%
Diluted Earnings Per Share	$0.29	$1.01

OCEANPORT, N.J. – May 8, 2012 – CommVault [NASDAQ: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2012.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “CommVault achieved excellent fourth quarter results. This was our seventh consecutive quarter of delivering record revenues and we continue to generate strong cash flows. Our fourth quarter was highlighted by continuing momentum in software revenues which increased 34% year-over-year and 14% sequentially. This growth in software revenue was driven by record enterprise software deals (transactions greater than $100,000) and strong demand across all geographies.”

Hammer added, “Our fourth quarter results concluded a strong fiscal 2012 where we achieved substantial improvements in all aspect of our business. Our solid finish to fiscal 2012 reinforces the underlying strength of our business and we believe that we are entering fiscal 2013 with excellent momentum.”

Total revenues for the fourth quarter of fiscal 2012 were $114.0 million, an increase of 27% over the fourth quarter of fiscal 2011 and an increase of 10% over the prior quarter. Software revenue in the fourth quarter of fiscal 2012 was $58.8 million, an increase of 34% year-over-year and 14% sequentially. Services revenue in the fourth quarter of fiscal 2012 was $55.3 million, an increase of 21% year-over-year and 6% sequentially.

For the full fiscal year, total revenues were $406.6 million, an increase of 29% over fiscal 2011. Software revenue for the full fiscal year was $201.8 million, an increase of 35% over fiscal 2011. Services revenue for the full fiscal year was $204.8 million, an increase of 24% over fiscal 2011.

Income from operations (EBIT) was $13.9 million for the fourth quarter, a 12% increase from $12.4 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 22% to $21.1 million in the fourth quarter of fiscal 2012 compared to $17.4 million in the fourth quarter of the prior year. On a sequential basis, non-GAAP income from operations (EBIT) increased 8% in the fourth quarter of fiscal 2012.

Income from operations (EBIT) for the full fiscal year was $49.3 million, an increase of 38% over fiscal 2011. Non-GAAP income from operations (EBIT) increased 39% to $73.7 million in fiscal 2012 compared to $52.9 million in fiscal 2011.

For the fourth quarter of fiscal 2012, CommVault reported net income of $9.8 million, an increase of $5.0 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 18% to $13.7 million, or $0.29 per diluted share, from $11.6 million, or $0.25 per diluted share, in the same period of the prior year.

For the full fiscal year, CommVault reported net income of $31.9 million, an increase of $10.9 million compared to fiscal 2011. Non-GAAP net income for the full fiscal year increased 35% to $47.6 million, or $1.01 per diluted share, from $35.3 million, or $0.76 per diluted share, in fiscal 2011.

Operating cash flow totaled $30.1 million for the fourth quarter of fiscal 2012 compared to $19.0 million in the fourth quarter of fiscal 2011. For the full fiscal year, operating cash flow was $100.0 million, an increase of 91% compared to $52.4 million for fiscal 2011.

Total cash and short-term investments were $300.2 million as of March 31, 2012 compared to $218.3 million as of March 31, 2011. There were no share repurchases during the fourth quarter of fiscal 2012, which leaves $52.8 million remaining in the existing repurchase plan available through March 31, 2013.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•

On April 23, 2012, CommVault announced an expanded collaboration with Microsoft Corp. to offer a cloud storage capability that combines the power of Simpana® software with the benefits and flexibility of storing data on the Windows Azure cloud platform.

•

On April 12, 2012, CommVault announced the opening of a product development center in Bangalore, which significantly increases the company’s existing presence in Hyderabad, India, and accelerates ongoing product development efforts worldwide.

•

On Tuesday April 10, 2012, CommVault announced that The Info-Tech Research Group has named CommVault a “Champion” in both Enterprise Backup and Email Archiving in a pair of recent reports: Info-Tech Research Group’s Enterprise Backup Software Vendor Landscape[1] and Info-Tech Research Group’s Email Archiving Vendor Plus Landscape[2].

•

On March 21, 2012, CommVault announced the results of the company’s technical support survey in which CommVault achieved a 94% customer satisfaction rating. This CommVault benchmark raises the bar for excellence in delivering technical support and services that top industry averages for customer satisfaction, loyalty and retention.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 36% in fiscal 2012 and 34% in fiscal 2011.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the fourth quarter of fiscal 2012 was 30% and the GAAP tax rate for the fourth quarter of fiscal 2011 was 62%. On an annual basis, the GAAP tax rate over the past six fiscal years was 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate in recent fiscal years. The cash tax rate for fiscal 2012 is estimated to be approximately 14% and the cash tax rate over the prior three fiscal years is estimated to be approximately 11% for fiscal 2011, approximately 10% for fiscal 2010 and approximately 13% for fiscal 2009. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate through fiscal 2013 and into fiscal 2014. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault measured itself to non-GAAP tax rates of 34% in fiscal 2011 and 36% in fiscal 2012 and anticipates that it will measure itself to a non-GAAP tax rate of 37% in fiscal 2013. CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, May 8, 2012, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 866-831-6234 (domestic) or 617-213-8854 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

[1]	Info-Tech Research Group’s Select Enterprise Backup Software Vendor Landscape, February 14, 2012.
[2]	Info-Tech Research Group’s Email Archiving Vendor Plus Landscape, January 11, 2012.

About CommVault

A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.

©1999-2012 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, SnapProtect, Recovery Director, CommServe, CommCell, ROMS, and CommValue are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2012	2011	2012	2011

Revenues:
Software	$58,753	$43,976	$201,800	$149,798
Services	55,261	45,645	204,839	164,978

Total revenues	114,014	89,621	406,639	314,776

Cost of revenues:
Software	696	583	2,747	2,369
Services	13,984	11,241	50,660	38,646

Total cost of revenues	14,680	11,824	53,407	41,015

Gross margin	99,334	77,797	353,232	273,761

Operating expenses:
Sales and marketing	61,901	44,792	219,025	163,054
Research and development	10,987	10,099	39,936	36,954
General and administrative	11,452	9,531	40,619	34,207
Depreciation and amortization	1,109	989	4,353	3,775

Income from operations	13,885	12,386	49,299	35,771
Interest expense	—	(26)	(57)	(106)
Interest income	237	215	750	650

Income before income taxes	14,122	12,575	49,992	36,315
Income tax expense	4,280	7,740	18,052	15,311

Net income	$9,842	$4,835	$31,940	$21,004

Net income per common share:
Basic	$0.22	$0.11	$0.72	$0.49

Diluted	$0.21	$0.10	$0.68	$0.45

Weighted average common shares outstanding:
Basic	44,413	43,742	44,089	43,283

Diluted	47,390	46,766	47,201	46,301

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2012	March 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$297,088	$217,170
Short-term investments	3,146	1,150
Trade accounts receivable, net	67,793	73,891
Prepaid expenses and other current assets	12,606	8,476
Deferred tax assets, net	14,717	12,043

Total current assets	395,350	312,730

Deferred tax assets, net	23,861	21,736
Property and equipment, net	8,184	6,400
Other assets	5,293	1,633

Total assets	$432,688	$342,499

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,847	$1,658
Accrued liabilities	45,888	33,475
Deferred revenue	125,314	98,217

Total current liabilities	173,049	133,350

Deferred revenue, less current portion	22,059	14,695
Other liabilities	7,596	6,324

Total stockholders’ equity	229,984	188,130

Total liabilities and stockholders’ equity	$432,688	$342,499

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended March 31,
	2012	2011
Cash flows from operating activities
Net income	$31,940	$21,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,484	3,906
Noncash stock-based compensation	21,426	15,623
Excess tax benefits from stock-based compensation	(16,009)	(7,044)
Deferred income taxes	(4,993)	7,798

Changes in operating assets and liabilities:
Trade accounts receivable	5,419	(14,206)
Prepaid expenses and other current assets	(4,198)	(3,756)
Other assets	(3,720)	(314)
Accounts payable	204	(261)
Accrued liabilities	29,038	13,469
Deferred revenue	35,599	17,892
Other liabilities	810	(1,701)

Net cash provided by operating activities	100,000	52,410

Cash flows from investing activities
Purchase of short-term investments	(3,146)	(2,751)
Proceeds from maturity of short-term investments	1,150	6,644
Purchase of property and equipment	(5,796)	(3,865)

Net cash (used in) provided by investing activities	(7,792)	28

Cash flows from financing activities
Repurchase of common stock	(45,639)	(31,506)
Proceeds from the exercise of stock options	18,123	17,158
Excess tax benefits from stock-based compensation	16,009	7,044

Net cash used in financing activities	(11,507)	(7,304)

Effects of exchange rate — changes in cash	(783)	2,518

Net increase in cash and cash equivalents	79,918	47,652
Cash and cash equivalents at beginning of period	217,170	169,518

Cash and cash equivalents at end of period	$297,088	$217,170

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2012	2011	2012	2011

Non-GAAP financial measures and reconciliation:
GAAP income from operations	$13,885	$12,386	$49,299	$35,771
Noncash stock-based compensation (1)	6,382	4,475	21,426	15,623
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	866	500	2,964	1,494

Non-GAAP income from operations	$21,133	$17,361	$73,689	$52,888

GAAP net income	$9,842	$4,835	$31,940	$21,004
Noncash stock-based compensation (1)	6,382	4,475	21,426	15,623
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	866	500	2,964	1,494
Non-GAAP provision for income taxes adjustment (3)	(3,414)	1,774	(8,726)	(2,855)

Non-GAAP net income	$13,676	$11,584	$47,604	$35,266

Diluted weighted average shares outstanding	47,390	46,766	47,201	46,301

Non-GAAP diluted net income per share	$0.29	$0.25	$1.01	$0.76

Footnotes - Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended March 31,		Year Ended March 31,
	2012	2011	2012	2011

Cost of services revenue	$313	$71	$648	$346
Sales and marketing	2,692	1,999	9,818	7,040
Research and development	709	497	2,270	1,719
General and administrative	2,668	1,908	8,690	6,518

Stock-based compensation expense	$6,382	$4,475	$21,426	$15,623

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 36% in fiscal 2012 and 34% in fiscal 2011.